Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS REPORTS

FIRST QUARTER 2014 FINANCIAL RESULTS

•	2014 First Quarter Total Revenue $1.9 billion; an increase of 77% over the prior year

•	Exceeded our expectations

•	Launched 11 new products in the U.S.

•	Positive organic growth in the U.S. despite the generic impact of Zovirax and RAM coupled with the new generic entry for Vanos

•	Bausch + Lomb double-digit organic growth trend continued

•	2014 First Quarter GAAP EPS loss of $0.07; Cash EPS $1.76, an increase of 35% over the prior year

•	2014 First Quarter GAAP Operating Cash Flow $484 million; Adjusted Operating Cash Flow $636 million

•	Adjusted operating cash flow represented over 100% of adjusted cash net income

Laval, Quebec — May 8, 2014 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces first quarter financial results for 2014.

“Our first quarter results demonstrate the strong, durable nature of our diversified business model,” stated J. Michael Pearson, chairman and chief executive officer. “The U.S. delivered positive organic growth this quarter, despite the negative generic headwinds of losing three of our top ten products in 2013 including our largest product. Our Bausch + Lomb businesses continued to deliver double-digit organic growth that is well above the growth rates achieved pre-acquisition. Finally, I am particularly pleased that Valeant delivered extremely strong adjusted cash flow from operations this quarter.”

Valeant First Quarter Financial Results

Valeant’s total revenues were $1.9 billion, up 77% compared to the first quarter of 2013.

Valeant’s Developed Market revenue was $1.4 billion, up 82% as compared to the first quarter of 2013. The growth in the Developed Markets was driven by continued growth in our promoted dermatology prescription brands, our consumer, neurology and other, and oral health businesses, as well as 9% organic growth in our Bausch + Lomb businesses. During the quarter, Valeant launched 11 new products in the U.S., including Ultra, Bausch + Lomb’s new silicone hydrogel monthly contact lens which offers superior optics and comfort, Luzu, a novel topical antifungal for athlete’s foot, Neotensil, a breakthrough topical product for treating under-eye bags, and Peroxiclear, a faster acting and more comfortable peroxide-based contact lens solution.

Valeant’s Emerging Market revenue was $464 million, up 61% as compared to the first quarter of 2013. This increase was the result of continued double-digit growth in our legacy Latin America, Southeast Asia, South Africa businesses coupled with the addition of the Bausch + Lomb emerging market businesses which also achieved double-digit growth. The Emerging Market segment was negatively impacted by the modest organic growth in Central and Eastern Europe due to a market slowdown including the impact of the unrest in the Ukraine on the region.

Same store organic product sales growth for Valeant was 1% in the first quarter of 2014, while pro forma organic growth was 4%. Excluding the impact of approximately $54 million in lost sales from certain generic products, including the Zovirax, Retin-A Micro and Vanos franchises in the U.S., and Wellbutrin XL in Canada, same store sales organic product sales growth was 8% and pro forma organic product sales growth for Valeant was 7%. As mentioned in our 2014 financial guidance call, after the second quarter, the impact of recent generic entrants will be largely behind us and we expect a significant acceleration of organic growth in the last half of the year.

The Company reported a net loss of $23 million for the first quarter of 2014, or a loss of $0.07 per diluted share, which included restructuring, integration and other charges of $135 million primarily related to the acquisition of Bausch + Lomb. On a Cash EPS basis, adjusted income was $600 million or $1.76 per diluted share, an increase of 35% over the prior year.

GAAP cash flow from operations was $484 million in the first quarter of 2014, an increase of 90% over the first quarter of 2013, and adjusted cash flow from operations was $636 million, an increase of 84% over the prior year. This increase in adjusted cash flow from operations was driven by growth across all our businesses.

The Company’s cost of goods sold (COGS) was 26% of product sales in the first quarter of 2014, after backing out the fair value adjustment to inventory and other items related to acquisitions.

Selling, General and Administrative expenses were $482 million in the first quarter of 2014, or approximately 26% of revenue. As discussed on our 2014 financial guidance call, SG&A, as a percent of revenue, was higher this quarter as Valeant launched 11 new products during the quarter, expanded both the aesthetic and oral health U.S. sales forces, and made a significant increase in direct-to-consumer advertising for a number of our consumer products, thereby raising the level of SG&A spend from historical levels. SG&A levels are expected to continue at a similar percentage of sales in the second quarter as we complete our multiple launches and as the productivity of the new aesthetic and dental sales representatives ramps up to normalized levels before returning to historic levels over the course of the rest of the year. Research and Development expenses were $61 million in the first quarter of 2014, or approximately 3% of revenue. R&D expenses were lower than expected due to the acceleration of integration efforts that included the consolidation of the eye health and dermatology research groups that reduced fixed costs, without terminating any ongoing clinical programs.

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT), May 8, 2014 to discuss its first quarter financial results for 2014. The dial-in number to participate on this call is (877) 876-8393 confirmation code 28376511. International callers should dial (973) 200-3961, confirmation code 28376511. A replay will be available approximately two hours following the conclusion of the conference call through May 15, 2014 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 28376511. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding expectations with respect to product launches, the impact of generic entrants, organic growth and SG&A levels. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the

Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization including intangible asset impairments and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.	Table 1
Condensed Consolidated Statements of Income (Loss)
For the Three Months Ended March 31, 2014 and 2013

	Three Months Ended
	March 31,
(In millions)	2014	2013
Product sales	$1,851.1	$1,038.9
Other revenues	35.1	29.5

Total revenues	1,886.2	1,068.4

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	504.1	284.9
Cost of alliance and service revenues	14.3	15.4
Selling, general and administrative (“SG&A”)	482.0	241.9
Research and development	61.3	23.8
Acquisition-related contingent consideration	8.9	(2.2)
In-process research and development impairments and other charges	12.0	—
Other (Income)/Expense	(43.3)	4.5
Restructuring, integration, acquisition-related and other costs	135.1	56.9
Amortization and impairments of finite-lived intangible assets	355.2	326.2

	1,529.6	951.4

Operating income (loss)	356.6	117.0

Interest expense, net	(244.7)	(153.7)
Loss on extinguishment of debt	(93.7)	(21.4)
Gain (loss) on investments, net	—	1.9
Foreign exchange and other	(13.4)	1.4

Income (loss) before (recovery of) provision for income taxes	4.8	(54.8)

(Recovery of) provision for income taxes	25.1	(27.3)

Net income (loss)	(20.3)	(27.5)

Less: Net income (loss) attributable to noncontrolling interest	2.3	—

Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(22.6)	$(27.5)

Earnings (loss) per share:

Basic and diluted:
Earnings (loss)	$(0.07)	$(0.09)

Shares used in per share computation	334.9	305.8

Valeant Pharmaceuticals International, Inc.	Table 2
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended March 31, 2014 and 2013

	Three Months Ended
	March 31,
(In millions)	2014	2013
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(22.6)	$(27.5)

Non-GAAP adjustments (a):
Inventory step-up (b)	5.3	43.2
Alliance product assets & PP&E step-up/down (c)	10.4	0.1
Stock-based compensation (d)	6.0	(0.3)
Acquisition-related contingent consideration (e)	8.9	(2.2)
In-process research and development impairments and other charges (f)	12.0	—
Legal settlements and related fees (g)	(48.8)	4.4
Restructuring, integration, acquisition-related and other costs (h)	135.1	56.9
Amortization and impairments of finite-lived intangible assets and other non-GAAP charges (i)	364.1	336.9

	493.0	439.0
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	12.2	9.6
Loss on extinguishment of debt	93.7	21.4
(Gain) loss on disposal of fixed assets and assets held for sale/impairment, net	0.8	—
Foreign exchange and other (k)	12.6	—
Tax (l)	10.0	(37.3)

Total adjustments	622.3	432.7
Adjusted net income attributable to Valeant Pharmaceuticals International, Inc.	$599.7	$405.2

GAAP earnings (loss) per share - diluted	$(0.07)	$(0.09)

Cash earnings per share - diluted	$1.76	$1.30

Shares used in diluted per share calculation - GAAP earnings per share	334.9	305.8

Shares used in diluted per share calculation - Cash earnings per share	341.5	312.4

(a)	See footnote (a) to Table 2a.
(b)	See footnote (b) to Table 2a.
(c)	See footnote (c)(h) to Table 2a.
(d)	See footnote (d) to Table 2a.
(e)	See footnote (e) to Table 2a.
(f)	See footnote (f) to Table 2a.
(g)	See footnote (g) to Table 2a.
(h)	See footnote (h)(i) to Table 2a.
(i)	See footnote (c) to Table 2a.
(j)	See footnote (j) to Table 2a.
(k)	See footnote (k) to Table 2a.
(l)	See footnote (l) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 2a
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended March 31, 2014 and 2013

	Non-GAAP Adjustments(a) for
	Three Months Ended
	March 31,
(In millions)	2014		2013
Product sales	$—		$—
Other revenues	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(19.6	) (b)(c)	(54.0	) (b)(c)
Cost of alliance and service revenues	—		—
Selling, general and administrative (“SG&A”)	(6.0	) (d)	0.3	(d)
Research and development	(0.3)		—
Acquisition-related contingent consideration	(8.9	) (e)	2.2	(e)
In-process research and development impairments and other charges	(12.0	) (f)	—
Other Income/(Expense)	43.3	(g)	(4.4	) (g)
Restructuring, integration, acquisition-related and other costs	(135.1	) (h)	(56.9	) (i)
Amortization and impairments of finite-lived intangible assets	(355.2)		(326.2)

	(493.8)		(439.0)

Operating income (loss)	493.8		439.0

Interest expense, net	12.2	(j)	9.6	(j)
Loss on extinguishment of debt	93.7		21.4
Foreign exchange and other	12.6	(k)	—

Income (loss) before (recovery of) provision for income taxes	612.3		470.0
(Recovery of) provision for income taxes	10.0	(l)	(37.3	) (l)

Total adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$622.3		$432.7

Earnings (loss) per share:
Diluted:
Total adjustments to earnings (loss)	$1.82		$1.39

Shares used in per share computation	341.5		312.4

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization including intangible asset impairments and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the three months ended March 31, 2014 is $5.3 million primarily relating to the acquisition of Solta Medical, Inc. on January 23, 2014 and net of a measurement period adjustment relating to the acquisition of Bausch & Lomb Holdings Incorporated on August 5, 2013. For the three months ended March 31, 2013 the impact of inventory fair value step-up is $43.2 million primarily relating to the acquisition of Medicis Pharmaceutical Corporation on December 11, 2012.
(c)	For the three months ended March 31, 2014 and 2013 cost of goods sold include $7.7 million and $7.6 million, respectively, of cost associated with integration related tech transfers and $1.5 million and $2.1 million, respectively, of amortization of a BMS fair value inventory adjustment. The three months ended March 31, 2014 also includes $5.1 million of PP&E step up relating to the acquisition of Bausch & Lomb Holdings Incorporated on August 5, 2013.
(d)	For the three months ended March 31, 2014 and 2013 SG&A primarily includes $6.0 million and an insignificant amount of stock-based compensation, respectively, which reflects the acceleration of certain equity instruments and the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.
(e)	Net gain/(loss) from the changes in acquisition-related contingent consideration for the three months ended March 31, 2014 and 2013 is ($8.9) million and $2.2 million, respectively.
(f)	In-process research and development impairments and other charges for the three months ended March 31, 2014 of $12.0 million related to an up-front payment made in connection with an amendment to a license and distribution agreement with a third party.
(g)	For the three months ended March 31, 2014 other income/(expense) of $43.3 million primarily relates to the reversal of the AntiGrippin® litigation reserve, $50.0 million, partially offset by $5.6 million expense related to a settlement of a preexisting relationship with respect to the acquisition of Solta Medical. For the three months ended March 31, 2013 other income/(expense) of ($4.4) million relates to the litigation settlements and associated legal fees of patent-related litigations.
(h)	Restructuring, integration, acquisition-related and other costs of $135.1 million primarily represent costs relating to the acquisitions of Bausch & Lomb Holdings Incorporated, Solta Medical, Inc., other Valeant restructuring and integration initiatives and OnPharma Inc. These include $73.6 million relating to duplicative labor, contract terminations, integration consulting, transition services, and other, $33.8 million relating to employee severance costs, $13.3 million relating to facility closure costs, $7.7 million relating to other, $3.5 million relating to stock-based compensation, $1.7 million relating to non-personnel manufacturing integration costs, and $1.5 million relating to acquisition costs.
(i)	Restructuring, integration, acquisition-related and other costs of $56.9 million represent costs related to the acquisitions of Medicis and internal Valeant restructuring and integration initiatives. These include $24.5 million related to integration consulting, duplicative labor, transition services, and other, $15.8 million related to employee severance costs, $7.9 million related to acquisition costs, $4.3 million related to facility closure costs, $2.7 million related to other, and $1.7 million related to non-personnel manufacturing integration costs.
(j)	Non-cash interest expense associated with amortization of deferred financing costs and debt discounts for the three months ended March 31, 2014 is $12.2 million. For the three months ended March 31, 2013 non-cash interest expense associated with amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest is $9.6 million.
(k)	Unrealized foreign exchange loss on intercompany financing arrangements of $12.6 million.
(l)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.	Table 3
Statement of Revenues - by Segment
For the Three Months Ended March 31, 2014 and 2013
(In millions)

	Three Months Ended
	March 31,
	2014 GAAP	2013 GAAP	% Change	2014 currency impact	2014 excluding currency impact non-GAAP	% Change
Revenues (a)(b)
Total U.S.	$1,006.4	$642.7	57%	$—	$1,006.4	57%
ROW Developed	415.4	137.6	202%	12.8	428.2	211%

Developed Markets	1,421.8	780.3	82%	12.8	1,434.6	84%
Emerging Markets-Europe/Middle East	237.1	180.5	31%	5.0	242.1	34%
Emerging Markets-Latin America	99.3	81.7	22%	13.2	112.5	38%
Emerging Markets-Asia/Africa	128.0	25.9	394%	4.2	132.2	410%

Emerging Markets	464.4	288.1	61%	22.4	486.8	69%

Total revenues	$1,886.2	$1,068.4	77%	$35.2	$1,921.4	80%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2014 reported amounts adjusted to exclude currency impact, calculated using 2013 monthly average exchange rates, to the actual 2013 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 4
Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment
For the Three Months Ended March 31, 2014
(In millions)

4.1 Cost of goods sold (a)

	Three Months Ended
	March 31,
	2014 as reported GAAP	% of product sales	2014 fair value step-up adjustment to inventory and other non-GAAP (b)	2014 excluding fair value step-up adjustment to inventory and other non-GAAP	% of product sales
Developed Markets	$329.6	24%	$17.1	$312.5	22%
Emerging Markets	174.5	38%	2.5	172.0	38%

	$504.1	27%	$19.6	$484.5	26%

(a)	See footnote (a) to Table 2a.
(b)	Developed Markets include $7.2 million of fair value step-up adjustment to inventory, $3.8 million of integration related tech transfer costs and $1.5 million BMS fair value inventory adjustment and PP&E net step up adjustment of $4.6 million. Emerging Markets include $1.9 million of fair value step down adjustment to inventory, $3.9 million of integration related tech transfer costs and $0.5 million of PP&E step up adjustment.

Valeant Pharmaceuticals International, Inc.	Table 5
Consolidated Balance Sheet and Other Data
(In millions)

5.1 Cash

	As of	As of
	March 31,	December 31,
	2014	2013
Cash and cash equivalents	$576.3	$600.3
Marketable securities	—	—

Total cash and marketable securities	$576.3	$600.3

Debt
Series A-1 Tranche A Term Loan Facility	$241.5	$259.0
Series A-2 Tranche A Term Loan Facility	215.8	228.1
Series A-3 Tranche A Term Loan Facility	2,136.3	1,935.7
Series D-2 Tranche B Term Loan Facility	1,254.8	1,256.7
Series C-2 Tranche B Term Loan Facility	965.3	966.8
Series E Tranche B Term Loan Facility	2,938.8	3,090.5
Senior Notes	9,622.4	9,618.9
Other	12.0	12.0

	17,386.9	17,367.7
Less: current portion	(238.9)	(204.8)

Total long-term debt	$17,148.0	$17,162.9

5.2 Summary of Cash Flow Statements

	Three Months Ended
	March 31,
	2014	2013
Cash flow provided by (used in):

Net cash provided by operating activities (GAAP)	$484.3	$255.3
Restructuring, integration and acquisition-related costs (c)	135.1	56.9
Payment of accrued legal settlements	0.1	2.8
Tax benefit from stock options exercised (a)	1.2	4.6
Acquired in-process research and development	12.0	—
Working capital change related to business development activities	—	20.0
Changes in working capital related to restructuring, integration and acquisition-related costs (c)	3.7	5.8

Adjusted cash flow from operations (Non-GAAP) (b)	$636.4	$345.4

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (a) to Table 2a.
(c)	Total restructuring, integration and acquisition-related costs cash payments of $138.8 million are broken down as follows:

Project Type	Amount Paid
Bausch & Lomb	111.5
Solta	9.6
Other	5.5
Intellectual property migration	5.2
Europe	3.0
Obagi	1.7
Manufacturing integration (various deals)	1.6
OnPharma	0.7

Total	138.8

Expense Type	Amount Paid
Integration related consulting, duplicative labor, transition services, and other	63.9
Severance payments	56.9
Facility closure costs, other manufacturing integration, and other	13.2
Stock-based compensation	3.1
Acquisition-related costs paid to 3rd parties	1.7

Total	138.8

Valeant Pharmaceuticals International, Inc.	Table 6
Organic Growth - by Segment
For the Three Months Ended March 31, 2014
(In millions)

	As reported
	For the Three Months Ended March 31, 2014
										Organic growth
							(a)	(b)		(b)	(b)
	(1) Mar QTD 2014	(2) Acq impact	(3) Mar QTD Same store	(4) Mar QTD 2013	(5) Pro Forma Adj	(6) Pro Forma Q1 2013	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c )	Pro Forma (1)+(7)+(8)+(9) / (6)	Same store (3)+(7) / (4)-(9)
Total U.S. (d) (g)	997.8	365.0	632.8	636.9	351.2	988.1	—	—	16.2	3%	2%
ROW Developed (e) (h)	402.6	300.1	102.5	127.4	275.2	402.5	11.0	1.5	6.8	5%	-6%
Developed Markets	1,400.4	665.1	735.3	764.3	626.3	1,390.7	11.0	1.5	22.9	3%	1%
Emerging Markets (i)	454.5	216.4	238.1	278.4	213.7	492.1	12.7	11.0	35.4	4%	3%

Total product sales	1,854.9	881.4	973.4	1,042.7	840.1	1,882.8	23.7	12.5	58.4	4%	1%

	Excludes Generics
	For the Three Months Ended March 31, 2014
										Organic growth
	(f)			(f)			(a)	(b)		(b)	(b)
	(1) Mar QTD 2014	(2) Acq impact	(3) Mar QTD Same store	(4) Mar QTD 2013	(5) Pro Forma Adj	(6) Pro Forma Q1 2013	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c )	Pro Forma (1)+(7)+(8)+(9) / (6)	Same store (3)+(7) / (4)-(9)
Total U.S. (d) (g)	934.4	365.0	569.4	525.0	351.2	876.2	—	—	16.2	8%	12%
ROW Developed (e) (h)	396.1	300.1	96.0	115.5	275.2	390.6	11.0	1.5	6.8	6%	-2%
Developed Markets	1,330.5	665.1	665.4	640.5	626.3	1,266.8	11.0	1.5	22.9	8%	10%
Emerging Markets (i)	454.5	216.4	238.1	278.4	213.7	492.1	12.7	11.0	35.4	4%	3%

Total product sales	1,785.0	881.4	903.5	918.9	840.1	1,758.9	23.7	12.5	58.4	7%	8%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2014 reported amounts adjusted to exclude currency impact, calculated using 2013 monthly average exchange rates, to the actual 2013 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.
(c)	Includes divestitures, discontinuations and supply interruptions.
(d)	Includes Valeant’s attributable portion of revenue from joint ventures (JV) - $0.7M Q1’14 and $1.7M Q1’13.
(e)	Includes Valeant’s attributable portion of revenue from joint ventures (JV) - $3.1M Q1’14 and $2.2M Q1’13.
(f)	Excludes Generic impact of $69.9M in Q1’14 and $123.8M in Q1’13.
(g)	Reflects Bausch & Lomb post-acquisition revenue of $328.3M for Q1’14 and $301.3M Q1’13 pro forma revenue adjustments.
(h)	Reflects Bausch & Lomb post-acquisition revenue of $290.6M Q1’14, currency impact of $1.1M Q1’14 and $266.9M Q1’13 pro forma revenue adjustments.
(i)	Reflects Bausch & Lomb post-acquisition revenue of $191.4M Q1’14, currency impact of $11.7M Q1’14 and $173.5M Q1’13 pro forma revenue adjustments.